Exhibit 10-23

CHANGE IN CONTROL AGREEMENT
(_____________________)

               THIS AGREEMENT, dated __________, 200_, is made by and between Energy East Management Corporation, a Delaware corporation (the "Company"), and ________________________ (the "Executive").

               WHEREAS the Company considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel; and

               WHEREAS the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control (as defined in the last Section hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

               WHEREAS the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

               NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

               1.     Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

               2.     Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 2002; provided, however, that commencing on January 1, 2002 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company (upon authorization by the Board) or the Executive shall have given notice not to extend this Agreement or a Change in Control shall have occurred prior to such January 1; provided, however, if a Change in Control shall have occurred during the term of this Agreement, this Agreement shall continue in effect until at least the end of the Change-in-Control Protective Period.

               3.     Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the "Severance Payments" described in Section 6.1 hereof and the other payments and benefits described herein in the event the Executive's employment with the Company is terminated following a Change in Control and during the term of this Agreement. Except as provided by the second sentence of Section 6.1 hereof or the last sentence of Section 9.1 hereof, no amount or benefit shall be payable under this Agreement unless there shall have been a termination of the Executive's employment with the Company following a Change in Control. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

               4.      The Executive's Covenants.

                              4.1   The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the term of this Agreement, the Executive will remain in the employ of the Company until the earliest of (I) a date which is two (2) years from the date of such Potential Change of Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason, by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

                              4.2   The Executive agrees to comply with the provisions of Sections 2, 3, 4, 5, 6, 7, 8, and 9 of the Employee Invention and Confidentiality Agreement in consideration for the rights and benefits set forth in this Agreement; these Sections of the Employee Invention and Confidentiality Agreement, along with definitions of defined terms used in such Sections, are incorporated into this Agreement by reference.

               5.      Compensation Other Than Severance Payments.

                              5.1   Following a Change in Control and during the term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's base salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability; provided, however, that such base salary payments shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such base salary payment under disability benefit plans of the Company or under the Social Security disability insurance program, which amounts were not previously applied to reduce any such base salary payments.

                              5.2   If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's base salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period.

                              5.3   If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's normal post-termination compensation and benefits to the Executive as such payments become due. Subject to Section 6.1 hereof, such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements (other than this Agreement).

               6.     Severance Payments.

                              6.1   The Company shall pay the Executive the payments described in this Section 6.1 (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control and during the term of this Agreement, in addition to the payments and benefits described in Section 5 hereof, unless such termination is (i) by the Company for Cause, (ii) by reason of death, Disability or Retirement, or (iii) by the Executive without Good Reason. For purposes of the immediately preceding sentence, if a termination of the Executive's employment occurs prior to a Change in Control, but following a Potential Change in Control in which a Person has entered into an agreement with Energy East Corporation ("Energy East") the consummation of which will constitute a Change in Control, such termination shall be deemed to have followed a Change in Control and to have been (i) by the Company without Cause, if the Executive's employment is terminated without Cause at the direction of such Person, or (ii) by the Executive with Good Reason, if the Executive terminates his employment with Good Reason and the act (or failure to act) which constitutes Good Reason occurs following such Potential Change in Control and at the direction of such Person.

                              (A)  In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to ___ (_) times the sum of (i) the higher of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or the Executive's annual base salary in effect immediately prior to the Change in Control, and (ii) the higher of (x) the amount paid to the Executive pursuant to the Company's Annual Executive Incentive Plan, or any successor annual executive incentive compensation plan, as the case may be, in the fiscal year preceding that in which the Date of Termination occurs, or (y) the average amount so paid in the three fiscal years preceding that in which the Change in Control occurs.

                              B)  Notwithstanding any provision of the Company's Annual Executive Incentive Plan or successor annual executive incentive compensation plan (but provided that there shall be no duplication of the benefits under such plans), the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year preceding the Date of Termination under the Annual Executive Incentive Plan, or any successor annual executive incentive compensation plan, as the case may be, but has not yet been either (x) paid (pursuant to Section 5.2 hereof or otherwise) or (y) deferred pursuant to the Deferred Compensation Plan for Salaried Employees, and (ii) a pro rata portion to the Date of Termination of the aggregate value of any contingent incentive compensation award to the Executive for any uncompleted fiscal year under the Annual Executive Incentive Plan, or any successor annual executive incentive compensation plan, calculated as to each such award in accordance with Article XI (A) (iii) of the Annual Executive Incentive Plan or any comparable provision in any successor annual executive incentive compensation plan;

                              (C)  In determining the retirement benefits to which the Executive is entitled under the Company's Supplemental Executive Retirement Plan (or any successor plan), the Executive shall be given an additional ___ (_) year_ of service credit at the Executive's highest annual rate of compensation during the twelve (12) months immediately preceding the Date of Termination and shall be deemed to be ___ (_) year_ older than he is; such benefits shall be determined without regard to any amendment to the Supplemental Executive Retirement Plan (or any successor plan) made subsequent to a Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder.

                              (D)  For a ______ (__) month period after the Date of Termination, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control if such reduction constitutes Good Reason). Benefits otherwise receivable by the Executive pursuant to this Section 6.1(D) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the ______ (__) month period following the Executive's termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive). If the benefits provided to the Executive under this Section 6.1(D) shall result in a Gross-Up Payment, pursuant to Section 6.2, and these Section 6.1(D) benefits are thereafter reduced pursuant to the immediately preceding sentence because of the receipt of comparable benefits, the Gross-Up Payment shall be recalculated so as to reflect that reduction, and the Executive shall refund to the Company an amount equal; to any calculated reduction in the Gross-Up Payment, but only if, and to the extent, the Executive receives a refund of any Excise Tax previously paid to the Executive pursuant to Section 6.2 hereof.

                              (E)  For a period equal to the lesser of (i) the period from the Date of Termination to the date on which the Executive commences employment with another employer or (ii) the ______ (__) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive with outplacement counseling; provided, however, that the aggregate cost of such counseling shall not exceed five percent (5%) of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based.

                              6.2   (A)  Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive on account of a Change in Control, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment ("Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including without limitation, any income taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

                              (B)  Subject to the provisions of Section 6.2(C) hereof, all determinations required to be made under this Section 6.2, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be used in arriving at such determinations, shall be made by the Company's principal outside accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Board and the Executive within fifteen (15) business days of the Date of Termination and/or such earlier date(s) as may be requested by the Company or the Executive (each such date and the Date of Termination shall be referred to as a "Determination Date", for purposes of this Section 6.2(B) and Section 6.3 hereof). All fees and expenses of the Accounting Firm shall be borne solely by the Company. The initial Gross-Up Payment, if any, as determined pursuant to this Section 6.26(B), shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm under this Section 6.2(B) shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 6.2(C) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                              (C)  The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of an Underpayment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the ___________ (__) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(i)     give the Company any information reasonably requested by the Company relating to such claim,

(ii)     take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

(iii)     cooperate with the Company in good faith in order effectively to contest such claim, and

(iv)     permit the Company to participate in any proceeding relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6.2(C), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                              (D)  If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6.2(C) hereof, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 6.2(C) hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6.2(C) hereof, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of ___________ (__) days after such determination, then such advance shall be forgiven and shall not be required to be repaid.

                              6.3   The payments provided for in Section 6.1 hereof (other than Section 6.1(C), (D) and (E)) shall be made not later than the fifth day following each Determination Date, provided, however, that if the amounts of such payments, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined by the Executive, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after each Determination Date. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

                              6.4   The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive as a result of a termination which entitles the Executive to the Severance Payments (including all such fees and expenses, if any, incurred in disputing any such termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder). Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

               7.     Termination Procedures.

                              7.1   Notice of Termination. After a Change in Control and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

                              7.2   Date of Termination. "Date of Termination", with respect to any purported termination of the Executive's employment after a Change in Control and during the term of this Agreement, shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full time performance of the Executive's duties during such thirty (30) day period), and (iii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

               8.     No Mitigation.  The Company agrees that, if the Executive's employment by the Company is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6. Further, the amount of any payment or benefit provided for in Section 6 (other than Section 6.1(D)) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

               9.     Successors; Binding Agreement.

                              9.1   In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                              9.2   This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

               10.     Notices.  For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:

Energy East Management Corporation
Post Office Box 3287
Ithaca, NY 14852-3287
Attention: Corporate Secretary

To the Executive:

________________________
________________________
________________________
________________________

               11.     Miscellaneous.

                              11.1   No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. There shall be withheld from any payments provided for hereunder any amounts required to be withheld under federal, state or local law and any additional withholding amounts to which the Executive has agreed. The obligations of the Company and the Executive under Sections 6 and 7 shall survive the expiration of the term of this Agreement.

                              11.2   References in this Agreement to employee benefit plans, compensation plans, incentive plans, pension plans, disability policies or similar plans, programs or arrangements of the Company include such plans, programs or arrangements of Energy East or any of its subsidiaries if maintained for the benefit of employees of the Company.

               12.     Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

               13.     Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

               14.     Settlement of Disputes; Arbitration.

                              14.1   Subject to Section 14.2, all claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Subject to Section 14.2, any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. To the extent permitted by applicable law, any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Binghamton, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                              14.2.   Section 14.1 and anything herein to the contrary notwithstanding, the Executive agrees that any breach or violation of Sections 2, 3, 4, 5, 6, 7, 8, and/or 9 of the Employee Invention and Confidentiality Agreement will result in immediate and irreparable injury to the Company in amounts difficult to ascertain. Therefore, upon any breach of any of these Sections by the Executive, the Company shall be entitled to proceed directly to court to obtain the remedies of specific performance and injunctive relief (including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions) without the necessity of posting a bond or other undertaking, or otherwise first using the dispute resolution and/or arbitration procedures set forth in Section 14.1 above.

               15.     Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated below:

                              (A)  Intentionally Omitted.

                              (B)  "Beneficial Owner" shall have the meaning defined in Rule 13d3 under the Exchange Act.

                              (C)  "Board" shall mean the Board of Directors of the Company.

                              (D)  "Cause" for termination by the Company of the Executive's employment, after any Change in Control (or after any Potential Change in Control under the circumstances described in the second sentence of Section 6.1 hereof), shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

                              (E)  A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (I)  any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Energy East (not including in the securities beneficially owned by such Person any securities acquired directly from the Energy East or its affiliates) representing 25% or more of the combined voting power of the Energy East's then outstanding securities; or

               (II)  during any period of two consecutive years (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of Energy East and any new director (other than a director designated by a Person who has entered into an agreement with Energy East to effect a transaction described in paragraph (I), (III) or (IV) of this Change in Control definition or a director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitations of proxies or consents by or on behalf of a Person other than the Board of Directors of Energy East) whose election by the Board of Directors of Energy East or nomination for election by Energy East 's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (III)  the shareholders of Energy East approve a merger or consolidation of Energy East with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of Energy East outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Energy East or any of its subsidiaries, at least 75% of the combined voting power of the voting securities of Energy East or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Energy East (or similar transaction) in which no Person acquires more than 50% of the combined voting power of Energy East 's then outstanding securities; or

               (IV)  the shareholders of Energy East approve a plan of complete liquidation of Energy East or an agreement for the sale or disposition by Energy East of all or substantially all Energy East 's assets.

                              (F)  "Change in Control Protective Period" shall mean the period from the occurrence of a Change in Control until the later of (i) the second anniversary of such Change in Control or, (ii) if such Change in Control shall be caused by the shareholder approval of a merger or consolidation described in Section 15(E)(III) hereof, the second anniversary of the consummation of such merger or consolidation, provided, however, that in the event that the agreement providing for such merger or consolidation, as described in Section 15(E)(III) hereof, is terminated without consummation of such merger or consolidation, the Change-in-Control Protective Period shall expire 90 days following such termination, unless there has occurred another event constituting a Change in control, in which case the Change-in-Control Protective Period shall expire upon the date described herein with respect to such subsequent Change-in-Control.

                              (G)  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                              (H)  "Company" shall mean Energy East Management Corporation and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                              (I)  "Date of Termination" shall have the meaning stated in Section 7.2 hereof.

                              (J)  "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full time performance of the Executive's duties with the Company for the maximum number of months applicable to the Executive under the Company's Disability Policy for Salaried Employees, or any successor policy, (but in no event for less than six (6) consecutive months), the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full time performance of the Executive's duties.

                              (K)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                              (L)  "Excise Tax" shall have the meaning stated in Section 6.2(A) hereof.

                              (M)  "Executive" shall mean the individual named in the first paragraph of this Agreement.

                              (N)  "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control, or after any Potential Change in Control under the circumstances described in the second sentence of Section 6.1 hereof (treating all references in paragraphs (I) through (VII) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI) or (VII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

               (I)  the assignment to the Executive of any duties inconsistent with the Executive's status as an executive officer of the Company or a substantial alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control (including without limitation, any such alteration attributable to the fact that the Company may no longer be a public company);

               (II)  a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

               (III)  the relocation of the Company's principal executive offices to a location more than fifty (50) miles from the location of such offices immediately prior to the Change in Control or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

               (IV)  the failure by the Company, without the Executive's consent, to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

               (V)  the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to the Company's Annual Executive Incentive Plan, Long Term Executive Incentive Share Plan, and Supplemental Executive Retirement Plan, or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control;

               (VI)  the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

               (VII)  any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1; for purposes of this Agreement, no such purported termination shall be effective. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                              (O)   "Notice of Termination" shall have the meaning stated in Section 7.1 hereof.

                              (P)  "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) Energy East or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Energy East or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Energy East in substantially the same proportions as their ownership of stock of Energy East.

                              (Q)  "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (I)  Energy East enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

               (II)  Energy East or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

               (III)  any Person (x) is or becomes the Beneficial Owner, directly or indirectly, (y) discloses directly or indirectly to Energy East (or publicly) a plan or intention to become the Beneficial Owner, directly or indirectly, or (z) makes a filing under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, with respect to securities to become the Beneficial Owner, directly or indirectly, of securities of Energy East representing 9.9% or more of the combined voting power of Energy East's then outstanding securities; or

               (IV)  the Board of Directors of Energy East adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                              (R)  "Retirement" shall be deemed the reason for the termination by the Company or the Executive of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy, not including early retirement, generally applicable to its salaried employees, as in effect immediately prior to the Change in Control, or in accordance with any retirement arrangement established with the Executive's consent with respect to the Executive.

                              (S)  "Severance Payments" shall mean those payments described in Section 6.1 hereof.

                              (T)  Intentionally Omitted.

                              (U)  "Employee Invention and Confidentiality Agreement" means the Employee Invention and Confidentiality Agreement between the Company and the Executive attached hereto as "Appendix A."

                              (V)  "Energy East" shall mean Energy East Corporation, a New York corporation.

ENERGY EAST MANAGEMENT CORPORATION
By: Name: Title:
(the "Executive")